Exhibit 99.1

Merrimack Commences Tender Offer for Any and All of its Outstanding 4.50% Convertible Senior Notes Due 2020

CAMBRIDGE, Mass. — October 13, 2017 — Merrimack Pharmaceuticals (NASDAQ: MACK) (the “Company” or “Merrimack”) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase any and all of its $25,031,000 aggregate principal amount of outstanding 4.50% Convertible Senior Notes due 2020 (CUSIP No. 590328AA8; ISIN No. US590328AA86) (the “Notes”), which amount reflects the consummation of the purchase of the Notes from the Settlement Noteholders (as defined herein) pursuant to the Settlement Agreement (as defined herein). The Company agreed to conduct the Tender Offer in connection with the settlement agreement (the “Settlement Agreement”) that it entered into on October 6, 2017 with Wolverine Flagship Fund Trading Limited, 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P. (collectively, the “Settlement Noteholders”) and Wells Fargo Bank, National Association (the “Trustee”) to resolve the lawsuit pending in the Court of Chancery in the State of Delaware captioned Wells Fargo Bank, N.A., et al. v. Merrimack Pharmaceuticals, Inc., C.A. No. 2017-0199-JTL filed by the Settlement Noteholders and the Trustee. Pursuant to the Settlement Agreement, the Company purchased the $35,760,000 aggregate principal amount of Notes owned by the Settlement Noteholders for $32,528,190 in cash, which represents (a) $900.00 per $1,000 principal amount of Notes held by the Settlement Noteholders, plus (b) accrued and unpaid interest on the Notes held by the Settlement Noteholders through October 2, 2017.

Upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated October 13, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal, the Company is offering to pay, for cash, an amount equal to $900.00 per $1,000 principal amount of Notes purchased (the “Purchase Price”), plus accrued and unpaid interest to, but not including, the date of purchase. The Tender Offer will expire at 12:01 a.m., New York City time, on November 10, 2017, or any other date and time to which the Company extends such Tender Offer (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated.

The Tender Offer is subject to the satisfaction or waiver, in the Company’s sole discretion, of certain conditions, as described in the Offer to Purchase. The Tender Offer is not conditioned upon a minimum amount of Notes being tendered and is not conditioned upon the receipt of financing. Subject to applicable law and the Settlement Agreement, the Company may extend or terminate the Tender Offer in its sole discretion.

Tendered Notes may be validly withdrawn from the Tender Offer at any time at or prior to the Expiration Date.

For Notes that have been validly tendered at or prior to the Expiration Date and that are accepted for purchase pursuant to the Tender Offer, settlement will occur within three business days following the Expiration Date, assuming the conditions to the Tender Offer have been either satisfied or waived by the Company at or prior to the Expiration Date as further described in the Offer to Purchase. Accrued and unpaid interest on the Notes, if any, from July 15, 2017, up to, but not including, the settlement date, will also be paid in cash on all Notes purchased in the Tender Offer.

This announcement does not contain the full terms and conditions of the Tender Offer. The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and related Letter of Transmittal that are being sent to holders of the Notes. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Tender Offer, Global Bondholder Services Corporation, at (212) 430-3774 (US toll-free) or (866) 470-4200 (collect).

This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any of the Company’s outstanding 4.50% Convertible Senior Notes due 2020. The Tender Offer will be made solely pursuant to the Offer to Purchase, the Letter of Transmittal and related materials, as they may be amended or supplemented. Holders should read the Company’s commencement Tender Offer statement on Schedule TO filed with the Securities and Exchange Commission (SEC) in connection with the Tender Offer, which will include as exhibits the Offer to Purchase, the Letter of Transmittal and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information. Each of these documents will be filed with the SEC, and, when available, holders may obtain them for free from the SEC at its website (www.sec.gov) or from the Company’s information agent in connection with the Tender Offer.

About Merrimack

Merrimack is a biopharmaceutical company based in Cambridge, Massachusetts that is outthinking cancer to ensure that patients and their families live fulfilling lives. Its mission is to transform cancer care through the smart design and development of targeted solutions based on a deep understanding of cancer pathways and biological markers.

All of Merrimack’s product candidates, including three in clinical studies and several others in preclinical development, fit into its strategy of 1) understanding the biological problems it is trying to solve, 2) designing specific solutions and 3) developing those solutions for biomarker-selected patients. This three-pronged strategy seeks to ensure optimal patient outcomes. For more information, please visit Merrimack’s website at www.merrimack.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of the Tender Offer, including the settlement thereof, and the satisfaction of the conditions to the Tender Offer. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017 and the other reports Merrimack files with the SEC.

Contact:

Geoffrey Grande, CFA

617-441-7602

ggrande@merrimack.com

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